UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 15, 2008

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE	19803
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Named Executive Officer

On January 15, 2008, Mr. Loren McDonald resigned his position as Vice President of Corporate Communications of Lyris, Inc. (the “Company”), to be effective immediately.

Resignation of Principal Operating Officer

On January 28, 2008, Mr. Peter Biro resigned his position as the Chief Operating Officer of the Company, to be effective immediately. The terms of the resignation are set forth in an Agreement and Release entered into as of January 28, 2008, by and between Mr. Biro and the Company.

In connection with Mr. Biro’s resignation and pursuant to the terms of the Agreement, Mr. Biro has provided a general release of claims (other than certain types of claims specified in the Agreement) to the Company and its affiliates. The Company has agreed to pay to Mr. Biro (in addition to any accrued but unpaid salary and the reimbursement of certain reasonable expenses incurred prior to his resignation) severance in the amount of $47,500 as follows: (i) $23,750 to be paid immediately and (ii) $23,750 payable on June 30, 2008, provided that Mr. Biro has not violated any provision of the Agreement or Sections 6, 7 or 10 of his employment agreement on or before such date. In addition, the Company has agreed that, notwithstanding his resignation or any provision in his employment agreement or any option agreement to the contrary (a) options for a total of 100,000 shares granted under the Non-Statutory Stock Option Agreement dated August 17, 2006, between the Company and Mr. Biro, shall vest and become exercisable following his resignation, with half vesting on February 17, 2008, and half vesting on May 17, 2008, (b) options for 75,000 shares granted under the Non-Statutory Stock Option Agreement dated May 8, 2007, between the Company and Mr. Biro, shall vest on May 8, 2008, and (c) all options granted to Mr. Biro that had vested prior to the effectiveness of his resignation or that vest and become exercisable pursuant to clauses (a) and (b) above shall remain exercisable until June 30, 2008; provided that if Mr. Biro violates any provision of the Agreement or Sections 6, 7 or 10 of his employment agreement, then none of the options referenced in clauses (a) or (b) above shall vest and become exercisable.

The foregoing is not intended to be a complete or comprehensive description of the Agreement and is qualified in its entirety to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Principal Operating Officer

On January 28, 2008, the Board of Directors (the “Board”) appointed Mr. Luis A Rivera, age 36, as the Company’s Chief Operating Officer, to hold office until his successor is duly elected and qualified. Mr. Rivera currently serves as the Company’s Chief Executive Officer and President, positions to which he was appointed in January 2007. He was appointed as a director of the Company in June 2007. Mr. Rivera previously served as the Company’s Chief Operating Officer from May 2005 until January 2007. Mr. Rivera continues to serve as the President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Lyris Technologies, Inc. (‘Lyris Technologies”). He was appointed to that position in May 2005. From May 2003 through May 2005, Mr. Rivera was the General Manager of Lyris Technologies. From May 2001 through April 2003, Mr. Rivera was the Director of Sales of Lyris Technologies. From November 1999 through May 2001, Mr. Rivera served as Director of International Sales of Turbolinx, an open source technology company. Mr. Rivera is a graduate of Claremont McKenna College. There is no family relationship between Mr. Rivera and any other officer or any director of the Company. Mr. Rivera has not had a direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, involving an amount in excess of $120,000 in which the Company was or is to be a participant.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Agreement and Release, dated January 28, 2008, by and between Lyris, Inc. and Peter Biro.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date: January 30, 2008